Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
David Pendery	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS Reaffirms 2009 Financial Guidance

ENGLEWOOD, Colo. (June 10, 2009) — IHS Inc. (NYSE: IHS), a leading global source of critical information and insight, is reaffirming its 2009 revenue and adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) guidance.

As previously announced, IHS Inc. is participating in the William Blair & Company 29th Annual Growth Stock Conference in Chicago today, Wednesday, June 10, 2009. The IHS presentation from Chairman and Chief Executive Officer Jerre Stead will be webcast live, beginning at approximately 4:00 p.m. CDT, at http://www.wsw.com/webcast/blair17/ihs, and will be accessible for 90 days following the event.

During its presentation, IHS plans to reaffirm its previously announced financial guidance for fiscal year 2009. As announced on the company’s March 18, 2009 earnings conference call, and reaffirmed during the company’s Investor Day Conference on May 13, 2009, IHS expects 2009 all-in revenue growth of 12 to 16 percent and adjusted EBITDA growth of 21 to 24 percent.

IHS completed its fiscal second quarter on May 31, 2009 and will report its results for the quarter on Wednesday, June 17, 2009, immediately following the close of market.

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About IHS (www.ihs.com)

IHS (NYSE: IHS) is a leading global source of critical information and insight, dedicated to providing the most complete and trusted information and expertise. IHS product and service solutions span four areas of information that encompass the most important concerns facing global business today: Energy, Product Lifecycle, Security, and Environment all supported by Macroeconomics. By focusing on customers first, IHS enables innovative and successful decision-making for customers ranging from governments and multinational companies to smaller companies and technical professionals in more than 180 countries. IHS is celebrating its 50th anniversary in 2009 and employs approximately 3,800 people in 20 countries.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.  Copyright © 2009 IHS Inc.  All rights reserved.

IHS Forward-Looking Statements:

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.